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                                                                   EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans, the Registration Statement (Form S-8 No. 333-58225) pertaining to the 1993 Stock Option and Incentive Plan, the Registration Statements (Forms S-8 No. 333-62831, No. 333-62835, No. 333-62839, No. 333-62843, and No. 333-62841) pertaining to the registration of an aggregate of 225,000 shares of common stock pursuant to certain Non-qualified Stock Option Agreements for various employees, and the Registration Statement (Form S-3, No. 33-69800) and the related Prospectuses of LSB Industries, Inc. of our report dated April 16, 2001, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                      /s/ Ernst & Young

                                                      ERNST & YOUNG LLP


Oklahoma City, Oklahoma
April 16, 2001